Exhibit 99.1

EQT to Sell Gas Utility for $720 Million Cash -- Plus Marcellus Midstream Assets

PITTSBURGH, PA (December 20, 2012) -- EQT Corporation (NYSE: EQT) today announced that it has entered into a definitive agreement for the transfer of its natural gas distribution business, Equitable Gas Company, LLC, to Peoples Natural Gas.  As part of the transaction, EQT will receive cash proceeds of $720 million, subject to certain purchase price adjustments, and select midstream assets and commercial arrangements, which are expected to generate at least $40 million in EBITDA (earnings before interest, taxes, depreciation, and amortization) per year.

Concurrent with this announcement, EQT will also reduce its annual dividend, effective January 2013.  The new dividend rate of $0.12 per share reflects the blend of EQT’s two remaining core businesses – a dividend-supporting midstream business, and a capital-intensive, rapidly growing production business.

“Today’s announcement allows us to focus on and reinvest in our rapidly growing natural gas production and midstream businesses. The proposed transaction provides capital to accelerate the monetization of our reserves beyond 2013 and also adds to our Marcellus midstream assets,” stated David Porges, Chief Executive Officer of EQT Corporation.

As part of the transaction, EQT will receive approximately 200 miles of regulated transmission pipelines, as well as four storage pools that have a total of 15.1 Bcf working gas capacity.  These assets are strategically located across multiple counties in Pennsylvania and connect to EQT’s existing transmission assets, which will increase the Company’s transportation and storage capabilities.

Peoples Gas has also agreed to enter long-term contracts for gas transmission, supply, and storage services with EQT. These agreements will secure supply of local, Marcellus gas of approximately 35 Bcf per year to Peoples.

Morgan O’Brien, President and CEO of Peoples Natural Gas states, “The combined utility will yield substantial benefits to the Western Pennsylvania community by creating significant operational efficiencies, relative to the pipeline systems; promoting greater competition for gas marketers; and continuing to support local gas producers.”  O’Brien continues, “Combining the companies’ respective pipeline systems will result in a more streamlined and efficient operating system for customers.  Furthermore, the greater aggregation of customers will be more attractive to marketers and is expected to attract more marketers that will create greater competition for customers’ supply needs.”

Equitable Gas provides natural gas distribution services to approximately 275,000 customers in Pennsylvania, West Virginia, and Kentucky; and owns approximately 4,000 miles of pipeline.

The transaction requires regulatory approvals from the Pennsylvania Public Utility Commission, West Virginia Public Service Commission, Kentucky Public Service Commission, and the Federal Energy Regulatory Commission; and is also subject to review under the Hart-Scott-Rodino Act.  EQT expects to receive the required approvals by the end of 2013.  Therefore, this transaction will not impact EQT’s previously announced 2013 capital program.

EQT will host a brief teleconference with security analysts beginning at 10:00 a.m. Eastern Time today.  EQT’s teleconference with security analysts will be webcast live via www.eqt.com, and will be available for replay on the website for seven days.

Lazard Freres & Co. LLC acted as a financial advisor to EQT on this transaction.  Skadden, Arps, Slate, Meagher & Flom LLP; Baker Botts L.L.P.; and Bracewell & Giuliani LLP were counsel to EQT on the transaction.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, transmission, and distribution.  EQT is the general partner and majority equity owner of EQT Midstream Partners, LP. With more than 120 years of experience, EQT is a technology-driven leader in the integration of air and horizontal drilling. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. Company shares are traded on the New York Stock Exchange as EQT.

Visit EQT Corporation on the Internet at www.EQT.com.

About Peoples Natural Gas:

Peoples Natural Gas is a subsidiary of SteelRiver Infrastructure Fund of North America. SteelRiver Infrastructure Fund acquired Peoples Natural Gas from Dominion Resources in 2010. In 2011, the company purchased Peoples TWP, formerly T.W. Phillips Gas and Oil Company. Peoples Natural Gas and its sister company, Peoples TWP, currently provide safe and reliable service to approximately 420,000 homes and businesses in 18 western Pennsylvania counties.

Cautionary Statements

Disclosures in this press release contain certain forward looking statements. Words such as “may,”  “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include, but are not limited to, statements regarding: plans, strategies, and objectives of the transaction; guidance regarding the expected form and amount of assets to be exchanged for Equitable Gas Company, LLC; the expected EBITDA to be generated from the midstream assets and commercial arrangements transferred by or entered into with Peoples Natural Gas; uses of capital provided by the transaction, including the impact to EQT’s 2013 capital program; the timing of receipt of required approvals; and the expected amount and timing of the reduction to EQT’s dividend. EQT has based these forward-looking statements on current expectations and assumptions about future events.  These statements are not guaranties of future performance or events and are subject to significant business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond EQT’s control; that could cause actual results to differ materially from projected results. With respect to the proposed transaction, these risks and uncertainties include, among others, the ability to obtain regulatory approvals for the transaction on the proposed terms and schedule; disruption to EQT’s business, including customer, employee and supplier relationships resulting from the transaction; risks that the conditions to closing may not be satisfied; and impact of the transaction on EQT’s future operating income, 2013 capital program and dividend.   Additional risks and uncertainties include, but are not limited to, those set forth under Item 1A, “Risk Factors” of EQT’s Form 10-K filed for the year ended December 31, 2011, as updated by any subsequent Form 10-Qs.

EQT is unable to provide a reconciliation of projected EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing and potential significance of certain income statement items.

EBITDA is defined as operating income (loss) plus depreciation and amortization expense less gains on dispositions; and is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP). EBITDA is a non-GAAP supplemental financial measure that Company management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the Company’s performance versus prior periods; (ii) the Company’s operating performance as compared to other companies in its industry; (iii) the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the Company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Any forward-looking statement speaks only as of the date on which such statement is made and EQT undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Analyst inquiries please contact:

Patrick Kane – Chief Investor Relations Officer

412.553.7833

pkane@eqt.com

Nate Tetlow – Manager, Investor Relations

412.553.5834

ntetlow@eqt.com

EQT Media inquiries please contact:

Natalie Cox – Corporate Director, Communications

412.395.3941

ncox@eqt.com

Peoples Natural Gas Media inquiries please contact:

Barry Kukovich – Manager, Communication and Community Affairs

412.232.6715

Barry.d.kukovich@people-gas.com

Source:  EQT-IR